EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

America's Car-Mart, Inc. 401(k) Plan
Bentonville, AR

We consent to the incorporation by reference in Registration Statement (No. 333-139270) on Form S-8 of America's Car-Mart, Inc. 401(k) Plan of our report dated June 27, 2013, relating to our audit of the financial statements and supplemental schedule of America's Car-Mart, Inc. 401(k) Plan, which appears in this Annual Report on Form 11-K of the America's Car-Mart, Inc. 401(k) Plan for the year ended December 31, 2012.

\s\  HOGANTAYLOR LLP

Fayetteville, Arkansas
June 27, 2013